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                                                                    EXHIBIT 11.1

                               KERAVISION, INC.
                STATEMENT OF COMPUTATION OF NET LOSS PER SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
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                                                  Three Months             Six Months
                                                  Ended June 30,          Ended June 30,
                                                      1996                    1996
                                                  -------------           -------------
Net Loss.......................................      $(3,160)               $(5,458)
                                                  =============           =============

Shares used in computation
  of net loss per share:
  Weighted average common
    shares outstanding.........................       12,313                 12,290
                                                  =============           =============
Net loss per share.............................      $ (0.26)               $ (0.44)
                                                  =============           =============


                                                  Three Months             Six Months
                                                  Ended June 30,          Ended June 30,
                                                     1995                     1995
                                                  -------------           -------------
Net Loss.......................................      $(2,155)               $(3,679)
                                                  =============           =============
 Shares used in calculation
   of pro forma net loss per
   share:
   Weighted average shares of
     common stock outstanding..................        2,941                  2,941
   Shares related to Staff
     Accounting Bulletins Nos.
     55, 64 and 83:
       Stock option grants.....................           84                     84
       Issuances of common stock...............            2                      2
     Preferred stock on an as-if
        converted basis........................        5,263                  5,263
                                                  -------------           -------------
                                                       8,290                  8,290
                                                  =============           =============
Pro forma net loss per share...................      $ (0.26)               $ (0.44)
                                                  =============           =============

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